EXHIBIT 4.3


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                           INTERNATIONAL POST LIMITED
                    (FORMERLY, INTERNATIONAL POST GROUP INC.)

                             STOCK OPTION AGREEMENT

                  THIS AGREEMENT, dated as of February 15, 1994 is made by and between International Post Limited (formerly, International Post Group Inc.), a Delaware corporation (the "Company") and Terrence A. Elkes (the "Optionee").

                  WHEREAS, the Company desires to grant a stock option to the Optionee and the Optionee desires to accept such stock option;

                  NOW, THEREFORE, the Company and the Optionee agree as follows:


1.       DEFINITIONS.

                  Any capitalized term which is not defined in this Agreement shall have the meaning given such term under the Company's 1994 Long Term
Incentive Plan (the "Plan"). The following terms shall have the meaning specified below, unless the context clearly indicates to the contrary:

                  "Change  in  Control"  shall  have the  meaning  set  forth in
Section 8.2 of the Plan, as in effect on the date hereof.

                  "Change in Control  Date"  shall have the meaning set forth in
Section 8.2 of the Plan, as in effect on the date hereof.


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                  "Change in Control  Price" shall have the meaning set forth in
Section 8.3 of the Plan, as in effect on the date hereof.

                  "Code" shall mean the Internal Revenue Code of 1986.

                  "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, appointed as provided in the Plan.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Share" shall mean a share of the Company's Common Stock, $0.01 par value.


2.       GRANT OF OPTION.


2.1      Grant; Grant Date

                  The Company hereby grants to the Optionee the right and option to purchase from the Company all or any part of an aggregate of 30,000 Shares upon the terms and conditions set forth in this Agreement. The Grant Date of the Option shall be February 15, 1994. The Optionee hereby accepts the Option, and agrees to be bound by all the terms and provisions of this Agreement.

2.2      Adjustments in Option

                  In the event that the outstanding Shares subject to the Option are changed into or exchanged for a different number or kind of shares or securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants, stock dividend or combination of shares or similar event, Holdings shall make an appropriate and equitable adjustment in the Option, whether in respect to the securities which are subject thereto or any of the terms or exercise thereof, so that Optionees rights under this Option shall be maintained as before the occurrence of such event to the maximum extent possible.


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2.3      Option Terms

                  The Option granted under this Agreement shall be subject to the following terms and conditions:

                  (a) Price. The exercise price for the Shares subject to the Option shall be $11.00 per Share.

                  (b) Term. The Option shall expire on the fifth anniversary of the Grant Date.

                  (c) Vesting. Except as provided in Section 3.1, the Option shall vest and become exercisable on May 15, 1994.

                  (d) Exercise. To the extent that the Option has become exercisable in accordance with this Agreement, it may be exercised in whole or in part at any time prior to its expiration or termination, by providing written notice of such exercise to the Secretary of the Company of the number of Shares as to which the Option is being exercised, and enclosing payment for the Shares with respect to which the Option is being exercised. Such payment shall be in cash or by check, or if approved by the Committee, by the delivery of Shares previously owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares with respect to which the Option is being exercised, or pursuant to a "cashless exercise," or any combination of the foregoing approved by the Committee, in its sole discretion. Partial exercise shall be for whole Shares only and shall not be for less than one thousand (1,000)shares unless the number of Shares purchased constitutes the total number of Shares then remaining subject to the Option or the Committee permits such smaller exercise in its sole discretion. Notation of any partial exercise shall be made by the Company on
Schedule I hereto.


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2.4  Nontransferability

                  The Option shall not be transferable other than by will or the applicable laws of descent and distribution, and no transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and such evidence as the Committee may deem reasonably necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

2.5  Conditions to Issuance of Stock Certificates

                  (a) The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Such Shares shall be fully paid and non-assessable. The stock certificates evidencing the Shares shall bear legends restricting transferability in substantially the form indicated below:

                       "These  Shares  have  not  been   registered   under  the
                  Securities Act of 1933, as amended (the "Securities Act") and may not be resold, pledged or otherwise transferred unless they have been registered under the Securities Act or unless an exemption from registration is available. The sale, pledge or other transfer of these Shares are further subject to restrictions specified in the Lockup Agreement dated as of February 15, 1994 among Furman Selz Incorporated, First Albany Corporation, and Terrence A.
                  Elkes."



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                  (b) The Company  shall not be required to issue or deliver any certificate or certificates for Shares deliverable upon any exercise of the Option prior to fulfillment of all of the following conditions:

                       (i) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, or the obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, deem necessary or advisable.

                       (ii) In the event that the Shares have not been registered under the Securities Act of 1933, as amended, if the Committee shall, in its sole discretion, deem it necessary or advisable, the execution by the Optionee of a written representation and agreement, in a form satisfactory to the Committee, in which the Optionee represents that the Shares acquired by him upon exercise are being acquired for investment and not with a view to distribution thereof.

2.6 Rights as Stockholder

                  The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the


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Option unless and until  certificates  representing  such Shares shall have been issued by the Company.

3.       CHANGE IN CONTROL PROVISIONS.

3.1      Impact of Event

                  In the event of a Change in Control, the following shall apply:

                  (a) Any portion of the Option that had not yet become exercisable and vested shall become fully vested and exercisable immediately.

                  (b) In the event of a Change in Control other than one described in Section 8.2(e) of the Plan, if, within one year after the Change in Control Date, (i) no Shares are listed on a national securities exchange or are traded on an over-the-counter market or (ii) for a period of sixty (60) consecutive trading days, the Fair Market Value of a Share on such an exchange or market shall have declined by twenty percent (20%) or more from the Fair Market Value of a Share on the Change in Control Date or the Change in Control Price, whichever is higher, then for a period of sixty (60) days following the event that gives rise to the obligation to pay under this clause (b), the Company shall offer the Optionee the opportunity to be paid the value of the outstanding Option, determined on the basis of the Change in Control Price. Such amount shall be payable in a cash lump sum within thirty (30) days after the Company receives notification of the Optionee's election to accept the offer described in this clause (b). 3.2 Designated Beneficiary If the Optionee dies prior to receiving any payment due under Section 3.1(b) of this Agreement, such payment shall be made to his beneficiary (as designated in the form and manner determined by the Committee) or, if no designation is in effect, to the Optionee's estate.

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4.   MISCELLANEOUS.

4.1  Administration

                  The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

4.2 Entire Agreement;Amendment

                  This Agreement together with the Plan constitutes the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

4.3 Governing Law

                  The  laws  of  the  State  of   Delaware   shall   govern  the
interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.


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4.4      Successors

                  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

4.5      Notices

                  All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                           To the Optionee:

                           c/o Apollo Partners Limited
                           350 Park Avenue
                           New York, New York 10022

                           To the Company:

                           International Post Limited
                           545 Fifth Avenue
                           New York, N.Y. 10017

4.6      Waiver

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.


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4.7  Titles;  Construction

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                        INTERNATIONAL  POST  LIMITED  (formerly,
                                        INTERNATIONAL POST GROUP INC.)



                                        By:     /S/ MARTIN IRWIN
                                                -----------------
                                        Name:   Martin Irwin
                                        Title:  President and
                                                Chief Executive Officer


                                        OPTIONEE


                                                /S/ TERRENCE A. ELKES
                                                ---------------------
                                        Name:   Terrence A. Elkes




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                                   SCHEDULE I

                        Notations As to Partial Exercise



                     Number of     Balance of
                     Purchased     Shares on     Authorized      Notation
Date of Exercise       Shares        Option       Signature        Date
----------------     ---------     ----------    ----------      --------
















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